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                                                                     EXHIBIT 2.3


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      -----------          [STATE SEAL APPEARS HERE]            -----------
        NUMBER                                                     SHARES
      -----------  INCORPORATED UNDER THE LAWS OF THE STATE OF  -----------
          20                         TEXAS
      -----------                                               -----------
      -----------                                               -----------

                          PLAYERS TEXAS SPORTS, INC.

               The Corporation is authorized to issue 1,000,000
                      Common Shares--Par Value $.10 Each

     This Certificate that ______________________________ is the owner of ___________________________________________________ fully paid and non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

     In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

     Dated ____________________________



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